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                                                                  EXHIBIT (n)(1)

                     [MERRILL LYNCH LIFE INSURANCE COMPANY]

                       CONSENT OF BARRY G. SKOLNICK, ESQ.


I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No. 18 to the Registration Statement on Form N-6 for certain variable life insurance contracts issued through Merrill Lynch Life Variable Life Separate Account II of Merrill Lynch Life Insurance Company (File No. 33-43058).


                                          By:     /s/ BARRY G. SKOLNICK
                                            ------------------------------------
                                                  Barry G. Skolnick, Esq.
                                             Senior Vice President and General
                                                           Counsel


April 21, 2006